UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, Blackstone Real Estate Income Trust, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Katharine A. Keenan as Chief Executive Officer of the Company and Zaneta Koplewicz as Co-President of the Company, alongside A.J. Agarwal, one of the Company’s current Co-Presidents, in each case, effective November 10, 2025. Additionally, the Board elected Mses. Keenan and Koplewicz to each serve as a director, effective November 10, 2025. The Board approved these actions on September 18, 2025.

Concurrent with these appointments and effective November 10, 2025, Robert Harper, the Company’s interim CEO, Co-President and a director, stepped down from his current roles and resumed the role of the Company’s Head of Asset Management, a position he previously held from August 2016 to August 2023. Mr. Harper will serve as an observer of the Board. The Company is grateful to Mr. Harper for stepping into the interim CEO role following the tragic loss of Wesley M. LePatner, and looks forward to his continued leadership with the Company.

Katharine A. Keenan, 41, is a Senior Managing Director in the Real Estate group of Blackstone and the Global Head of Blackstone’s Core+ Real Estate business. Ms. Keenan has been with Blackstone since 2012 and prior to joining the Company’s executive team, she was the Global Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies and Chief Executive Officer, President and a director of Blackstone Mortgage Trust, Inc. (NYSE: BXMT). She is a member of Blackstone Real Estate’s Investment Committee. Ms. Keenan brings over a decade of experience at the firm to the role, overseeing loan originations and other commercial debt investments for institutional, public and insurance capital vehicles and leading all aspects of BXMT’s activities, including its investments, capital markets activities, operations and strategy. Before joining Blackstone, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers. She is a member of the board of directors of Getting Out and Staying Out, the NAREIT Advisory Board of Governors and WX New York Women Executives in Real Estate. Ms. Keenan graduated cum laude with an A.B. in History from Harvard College.

Zaneta Koplewicz, 41, is a Senior Managing Director in the Real Estate group of Blackstone and the Company’s Head of Shareholder Relations. Since joining Blackstone in 2021, Ms. Koplewicz’s primary responsibility has been managing the Company’s interface with clients and other key stakeholders. Before joining Blackstone, Ms. Koplewicz spent 14 years at BlackRock where she was most recently a Managing Director responsible for developing and growing relationships with large, strategic clients in North America. Prior to that, she held several roles within BlackRock Alternative Investors including Global Head of Product Strategy for the Event Driven business, where she led client engagement and business strategy for the platform across institutional and private wealth clients. Ms. Koplewicz received a B.A. in Politics with a certificate in African American Studies from Princeton University.

Mses. Keenan and Koplewicz are each Senior Managing Directors in the Real Estate group of Blackstone and were requested by Blackstone to serve on the Board. There are no family relationships between Mses. Keenan and Koplewicz and any director or executive officer of the Company and there are no transactions between either of them and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2025, the Company issued a press release announcing the foregoing leadership changes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Real Estate Income Trust, Inc., dated September 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: September 19, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer